EXHIBIT 21




 SUBSIDIARIES OF THE SMITHFIELD COMPANIES, INC.


                                                              STATE OF
                         NAME                              INCORPORATION

The Smithfield Ham and Products., Inc. . . . . . . . . . . .  Virginia

Pruden Packing Co., Inc.. . . . . . . . . . . . . . . . . . . Virginia

Williamsburg Foods, Inc.. . . . . . . . . . . . . . . . . . . Virginia

The Peanut Shop, Inc. . . . . . . . . . . . . . . . . . . . . Virginia

Louisiana General Store, Inc.  . . . . . . . . . . . . . . .  Virginia